UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 3, 2019

BEL FUSE INC.

(Exact Name of Registrant as Specified in its Charter)

NEW JERSEY	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              [   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

              [    ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              [    ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              [    ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 3, 2019, Bel Fuse Inc. (“Bel” or the “Company”) completed its previously-announced acquisition of the majority of the power supply products business of CUI Inc.  (the “CUI Power Business”).  The acquisition was effectuated pursuant to the Asset Purchase Agreement (the “Agreement”), dated as of November 11, 2019 (the “Agreement”), among Bel, CUI, Inc. and CUI Global Inc. (collectively, the “Seller”).  Bel paid $32 million in cash for the CUI Power Business (subject to adjustments for working capital and the amount of any cash at closing), plus the assumption of certain liabilities.

The CUI power business designs and markets a broad portfolio of AC/DC and DC/DC power supplies and board level components. The CUI power business is headquartered in Tualatin, Oregon and had trailing-twelve month sales through September 30, 2019 of approximately $37.0 million.

On December 3, 2019, Bel issued a press release announcing the closing of the acquisition.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the executed Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2019, and is incorporated into this report by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The purchase price for the acquisition described in Item 2.01 above was funded by borrowing against the Company’s revolving credit facility pursuant to the Credit and Security Agreement (as amended, the “Credit Agreement”) among Bel, KeyBank National Association, as administrative agent, swing line lender and issuing lender, and the other lenders identified therein.  The principal terms of the Credit Agreement were described in Bel’s Current Reports on Form 8-K filed with the SEC on June 24, 2014, July 7, 2014, March 22, 2016 and December 15, 2017.

Item 9.01.  Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)        Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)        Exhibits.

Exhibit 99.1 –  Press Release of Bel Fuse Inc. dated December 3, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2019	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer